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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
C. William Landefeld
President & Chief Executive Officer
Citizens Savings Bank
2101 North Veterans Parkway
Bloomington, Illinois 61704
Phone:  (309) 661-8700


CITIZENS FIRST FINANCIAL CORP.
ANNOUNCES CHANGE IN ANNUAL MEETING TIME

Bloomington, Illinois, March 3, 2000 -- Citizens First Financial Corp. (AMEX -
CBK), the parent company of Citizens Savings Bank, announced that its Board of Directors has changed the time of its Annual Meeting of Stockholders from 10:00 a.m. to 3:00 p.m. The meeting date will remain April 24, 2000 at the Jumer Chateau, 1601 Jumer Drive, Bloomington, Illinois.



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